Exhibit 10.2
AMENDED AND RESTATED SECURITY AGREEMENT
Dated as of August 3, 2011
WHEREAS, the undersigned, Prospect Global Resources Inc., a Delaware corporation (the “Debtor”), has previously assigned and granted to Richard Merkin (“Merkin”) a security interest in the Collateral (as defined below) pursuant to a Security Agreement dated as of January 24, 2011, to COR Capital LLC, as investment advisor on behalf of the COR US Equity Income Fund (“COR”) pursuant to an Amended and Restated Security Agreement dated as of March 11, 2011 and to Hexagon Investments, LLC (“Hexagon”) pursuant to an Amended and Restated Security Agreement dated as of April 25, 2011 (the “Previous Agreement”);
WHEREAS, the Debtor now wishes to assign and grant to Avalon Portfolio, LLC, and any assignees or transferees thereof (“Avalon”) a security interest in the Collateral and Merkin, COR and Hexagon wish to consent to such assignment and grant, all on the terms set forth herein; and
NOW, THEREFORE, the Previous Agreement is hereby amended and restated as follows:
1. THE SECURITY. The Debtor hereby assigns and grants to the holders of the Notes (as defined in Section 2) (together, the “Secured Parties”) a pari passu security interest in the following described property, now owned or hereafter acquired by the Debtor and wherever located (“Collateral”):
(a) All accounts, contract rights, chattel paper, instruments, deposit accounts, letter of credit rights, payment intangibles and general intangibles and all returned or repossessed goods which, on sale or lease, resulted in an account or chattel paper.
(c) All securities of any type or any other ownership interest in any business or venture of any nature, securities entitlements, securities accounts, investment property, instruments, chattel paper, and electronic chattel paper and Debtor’s books relating to the foregoing.
(d) All inventory, including all materials, work in process and finished goods.
(e) All machinery, furniture, fixtures and other equipment of every type.
(f) All general intangibles, including, but not limited to, (i) all patents, and all unpatented or unpatentable inventions; (ii) all trademarks, service marks, and trade names; (iii) all copyrights and literary rights; (iv) all computer software programs; (v) all mask works of semiconductor chip products; (vi) all trade secrets, proprietary information, customer lists, manufacturing, engineering and production plans, drawings, specifications, processes and systems. The Collateral shall include all good will connected with or symbolized by any of such general intangibles; all contract rights, documents, applications, licenses, materials and other matters related to such general intangibles; all tangible property embodying or incorporating any such general intangibles; and all chattel paper and instruments relating to such general intangibles.
(g) All negotiable and non-negotiable documents of title covering any Collateral.
(h) All accessions, attachments and other additions to the Collateral, and all tools, parts and equipment used in connection with the Collateral.

(i) All substitutes or replacements for any Collateral, all cash or non-cash proceeds, products, rents and profits of any Collateral, all income, benefits and property receivable on account of the Collateral, all rights under warranties and insurance contracts, letters of credit, guaranties or other supporting obligations covering the Collateral, and any causes of action relating to the Collateral.
(j) All books and records pertaining to any Collateral, including but not limited to any computer-readable memory and any computer hardware or software necessary to process such memory (“Books and Records”).
2. THE INDEBTEDNESS. The Collateral secures and will secure pari passu all obligations of the Debtor under the following Convertible Secured Notes (the “Notes”): (i) to Merkin under the Convertible Secured Promissory Note, dated January 24, 2011, in an aggregate principal amount of $2,000,000, by the Debtor to Merkin, (ii) to COR, under the convertible Secured Promissory Note, dated March 11, 2011, in an aggregate principal amount of $500,000, by the Debtor to COR, (iii) to Hexagon under the Convertible Secured Promissory Note, dated April 25, 2011, in an aggregate principal amount of $2,500,000, by the Debtor to Hexagon, (iv) to Avalon under the Convertible Secured Promissory Note, dated August 1, 2011, in an aggregate principal amount of $1,500,000, by the Debtor to Avalon and (v) to the holders of any other Convertible Secured Promissory Notes issued by the Company after the date hereof that becomes party to this Agreement. “Secured Indebtedness” means all debts, obligations or liabilities now or hereafter existing, absolute or contingent of the Debtor to the Secured Parties, whether voluntary or involuntary, whether due or not due, or whether incurred directly or indirectly or acquired by the Secured Parties by assignment or otherwise.
3. DEBTOR’S REPRESENTATIONS AND COVENANTS. The Debtor represents, covenants and warrants that unless compliance is waived by all Secured Parties in writing:
(a) The Debtor will properly preserve the Collateral; defend the Collateral against any adverse claims and demands; and keep accurate Books and Records.
(b) On the date hereof, the Debtor’s chief executive office is located at the address specified on the signature page hereof. In addition, on the date hereof, the Debtor’s jurisdiction of organization and exact legal name are as set forth in the first paragraph of this Agreement. The Debtor shall give the Secured Parties at least 10 Business Days’ notice before changing its chief executive office or jurisdiction of incorporation or organization or its registration as an organization (or effecting any new such registration). The Debtor will notify the Secured Parties in writing prior to any change in the location of any Collateral, including the Books and Records.
(c) The Debtor will notify the Secured Parties in writing at least 10 days prior to any change in the Debtor’s name, identity or business structure.
(d) The Debtor has not granted and will not grant any security interest in any of the Collateral, and will keep the Collateral free of all liens, claims, security interests and encumbrances of any kind or nature, in each case except for the security interest of the Secured Parties.
(e) The Debtor will promptly notify the Secured Parties in writing of any event which materially and adversely affects the value of the Collateral, taken as a whole, the ability of the Debtor or the Secured Parties to dispose of the Collateral, or the rights and remedies of the Secured Parties in relation thereto.

(f) The Debtor shall pay all costs necessary to preserve, defend, enforce and collect the Collateral, including but not limited to taxes, assessments, insurance premiums, repairs, rent, storage costs and expenses of sales, and any costs to perfect the Secured Parties’ security interest (collectively, the “Collateral Costs”). Without waiving the Debtor’s default for failure to make any such payment, the Secured Parties at their option may pay any such Collateral Costs, and discharge encumbrances on the Collateral, and such Collateral Costs payments shall be a part of the Secured Indebtedness and bear interest at the rate set out in the Credit Agreement. The Debtor agrees to reimburse the Secured Parties on demand for any Collateral Costs so incurred.
(g) Until a Secured Party exercises its rights to make collection, the Debtor will diligently pursue rights to payment constituting Collateral.
(h) If any Collateral is or becomes the subject of any registration certificate, certificate of deposit or negotiable document of title, including any warehouse receipt or bill of lading, the Debtor shall immediately deliver such document to the Secured Parties, together with any necessary endorsements.
(i) So long as no default has occurred and is continuing under this Agreement, the Debtor may sell Collateral consisting of inventory in the ordinary course and withdraw funds from any deposit account which is part of the Collateral without the Secured Parties’ prior written consent.
(j) The Debtor will at its expense protect and defend all rights in the Collateral against any material claims and demands of all persons other than the Secured Parties and will, at its expense, enforce all rights in the Collateral against any and all infringers of the Collateral where such infringement would materially impair the value or use of the Collateral to the Debtor or the Secured Parties. The Debtor will not license or transfer any of the Collateral, except for such licenses as are customary in the ordinary course of the Debtor’s business, or except with the prior written consent of all Secured Parties.
4. ADDITIONAL REQUIREMENTS. The Debtor agrees that any Secured Party may at its option at any time, whether or not the Debtor is in default hereunder:
(a) Require the Debtor to deliver to such Secured Party (i) copies of or extracts from the Books and Records, and (ii) information on any contracts or other matters affecting the Collateral.
(b) Examine the Collateral, including the Books and Records, and make copies of or extracts from the Books and Records, and for such purposes enter at any reasonable time after reasonable notice to the Debtor upon the property where any Collateral or any Books and Records are located.
(c) Require the Debtor to deliver to such Secured Party, in trust for the benefit, pari passu, of all of the Secured Parties, any instruments, chattel paper or letters of credit which are part of the Collateral, and to assign to the Secured Parties the proceeds of any such letters of credit.
(d) Only at such time that an Event of Default has occurred and is continuing, notify any account debtors, any buyers of the Collateral, or any other persons of the Secured Parties’ interest in the Collateral.

5. DEFAULTS. Any Event of Default (as defined in any of the Notes) shall be an Event of Default hereunder.
6. SECURED PARTY’S REMEDIES AFTER DEFAULT. Upon the occurrence of, and during the continuance of, any Event of Default, any Secured Party may do any one or more of the following for the benefit, pari passu, of all of the Secured Parties:
(a) Declare any Secured Indebtedness immediately due and payable, without notice or demand.
(b) Enforce the security interest given hereunder pursuant to the Uniform Commercial Code and any other applicable law.
(c) Exert control over any deposit or securities accounts of the Debtor.
(d) Require the Debtor to obtain the prior written consent of all Secured Parties to any sale, lease, agreement to sell or lease, or other disposition of any Collateral consisting of inventory.
(f) Require the Debtor to segregate all collections and proceeds of the Collateral so that they are capable of identification and deliver daily such collections and proceeds to the Secured Parties in kind.
(g) Require the Debtor to direct all account debtors to forward all payments and proceeds of the Collateral to a post office box under the Secured Parties’ exclusive control.
(h) Require the Debtor to assemble the Collateral, including the Books and Records, and make them available to the Secured Parties at a place designated by such Secured Party.
(i) Enter upon the property where any Collateral, including any Books and Records, are located and take possession of such Collateral and such Books and Records, and use such property (including any buildings and facilities) and any of the Debtor’s equipment, if such Secured Party deems such use necessary or advisable in order to take possession of, hold, preserve, process, assemble, prepare for sale or lease, market for sale or lease, sell or lease, or otherwise dispose of, any Collateral.
(j) Demand and collect any payments on and proceeds of the Collateral. In connection therewith the Debtor irrevocably authorizes the Secured Parties to endorse or sign the Debtor’s name on all checks, drafts, collections, receipts and other documents, and to take possession of and open the mail addressed to the Debtor and remove therefrom any payments and proceeds of the Collateral.
(k) With the consent of the other Secured Parties, grant extensions and compromise or settle claims with respect to the Collateral for less than face value, all without prior notice to the Debtor.
(l) Use or transfer any of the Debtor’s rights and interests in any Intellectual Property now owned or hereafter acquired by the Debtor, if such Secured Party deems such use or transfer necessary or advisable in order to take possession of, hold, preserve, process, assemble, prepare for sale or lease, market for sale or lease, sell or lease, or otherwise dispose of, any Collateral. The Debtor agrees that any such use or transfer shall be without any additional consideration to the Debtor. As used in this paragraph, “Intellectual Property” includes, but is not limited to, all trade secrets, computer software, service marks, trademarks, trade names, trade styles, copyrights, patents, applications for any of the foregoing, customer lists, working drawings, instructional manuals, and rights in processes for technical manufacturing, packaging and labeling, in which the Debtor has any right or interest, whether by ownership, license, contract or otherwise.

(m) With the consent of the other Secured Parties have a receiver appointed by any court of competent jurisdiction to take possession of the Collateral. The Debtor hereby consents to the appointment of such a receiver and agrees not to oppose any such appointment.
(n) Take such measures as such Secured Party may deem necessary or advisable to take possession of, hold, preserve, process, assemble, insure, prepare for sale or lease, market for sale or lease, sell or lease, or otherwise dispose of, any Collateral, and the Debtor hereby irrevocably constitutes and appoints each Secured Party as the Debtor’s attorney-in-fact to perform all acts and execute all documents in connection therewith.
(o) Without notice or demand to the Debtor, set off and apply against any and all of the Secured Indebtedness any and all deposits (general or special, time or demand, provisional or final) at any time held or owing by such Secured Party or any of such Secured Party’s agents or affiliates to or for the credit of the account of the Debtor.
(p) Exercise any other remedies available to such Secured Party at law or in equity.
7. MISCELLANEOUS.
(a) Any waiver, express or implied, of any provision hereunder and any delay or failure by any Secured Party to enforce any provision shall not preclude the Secured Parties from enforcing any such provision thereafter.
(b) The Debtor shall, at the request of the Secured Parties, execute such other agreements, documents, instruments or financing statements in connection with this Agreement as the Secured Parties may reasonably deem necessary.
(c) All notes, security agreements, subordination agreements and other documents executed by the Debtor or furnished to the Secured Parties in connection with this Agreement must be in form and substance satisfactory to the Secured Parties.
(d) This Agreement shall be governed by and construed according to the law of the State of Colorado.
(e) All rights and remedies herein provided are cumulative and not exclusive of any rights or remedies otherwise provided by law. Any single or partial exercise of any right or remedy shall not preclude the further exercise thereof or the exercise of any other right or remedy.
(f) All terms not defined herein are used as set forth in the Uniform Commercial Code.
(g) In the event of any action by a Secured Party to enforce this Agreement or to protect the security interest of the Secured Parties in the Collateral, or to take possession of, hold, preserve, process, assemble, insure, prepare for sale or lease, market for sale or lease, sell or lease, or otherwise dispose of, any Collateral, the Debtor agrees to pay immediately the costs and expenses thereof, together with attorney’s fees and allocated costs for in-house legal services to the extent permitted by law.

(h) In the event the Secured Parties seek to take possession of any or all of the Collateral by judicial process, the Debtor hereby irrevocably waives any bonds and any surety or security relating thereto that may be required by applicable law as an incident to such possession, and waives any demand for possession prior to the commencement of any such suit or action.
(i) This Agreement shall constitute a continuing agreement, applying to all future as well as existing transactions, whether or not of the character contemplated at the date of this Agreement, and if all transactions between the Secured Parties and the Debtor shall be closed at any time, shall be equally applicable to any new transactions thereafter.
(j) No amendment or waiver of any provision of this Agreement and no consent by the Secured Parties to any departure therefrom by the Debtor shall be effective unless such amendment, waiver or consent shall be in writing and signed by each Secured Party, and any such amendment, waiver or consent shall then be effective only for the period and on the conditions and for the specific instance specified in such writing. No failure or delay by any Secured Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other rights, power or privilege.
(k) The Secured Parties’ rights hereunder shall inure to the benefit of their respective successors and assigns. In the event of any assignment or transfer by a Secured Party of any of the Secured Indebtedness or the Collateral, such Secured Party thereafter shall be fully discharged from any responsibility with respect to the Collateral so assigned or transferred, but such Secured Party shall retain all rights and powers hereby given with respect to any of the Secured Indebtedness or the Collateral not so assigned or transferred. All terms, covenants and agreements of the Debtor herein shall be binding upon the successors and assigns of the Debtor.
IN WITNESS WHEREOF, this Security Agreement has been executed as of the date set forth above.

PROSPECT GLOBAL RESOURCES INC.
By:	/s/ Patrick Avery
Patrick Avery, Chief Executive Officer

SECURED PARTIES:
/s/ Richard Merkin
Richard Merkin

COR US EQUITY INCOME FUND

By: COR Capital LLC Its: Investment Advisor

By:	/s/ Steven Sugarman

By: Steven Sugarman
Title: Managing Member

HEXAGON INVESTMENTS, LLC

By:	/s/ Brian Fleishmann

By: Brian Fleischmann
Title: Executive Vice President

AVALON PORTFOLIO, LLC

By its Manager Avalon Capital Group, Inc.

By:	/s/ Jonathan Bloomfield

By: Shane Hartnett
Its Manager